Exhibit 10.1

STEPAN COMPANY

2022 EQUITY INCENTIVE COMPENSATION PLAN

NOTICE OF GRANT OF APPRECIATION RIGHTS

Stepan Company (the “Company”) hereby grants to the Participant Appreciation Rights under the Stepan Company 2022 Equity Incentive Compensation Plan (the “Plan”). The Appreciation Rights are subject to all of the terms and conditions in this Notice of Grant of Appreciation Rights (this “Grant Notice”), in the Appreciation Rights Agreement attached hereto (the “Agreement”) and in the Plan. Capitalized terms used, but not otherwise defined, in this Grant Notice will have the meanings given to such terms in the Plan or Agreement, as applicable, and the Plan and Agreement are hereby incorporated by reference into this Grant Notice. If there are any inconsistences between this Grant Notice or the Agreement and the Plan, the terms of the Plan shall govern.

Participant:	[___]
Type of Grant:	Appreciation Rights
Date of Grant:	[____]
Number of Stock Appreciation Rights:	[____]
Base Price:	[____]
SAR Expiration Date:	[____]
Vesting Schedule:

Subject to the conditions set forth in the Agreement, including but not limited to the Participant’s continuous employment with the Company or a Subsidiary until the applicable vesting date, the Appreciation Rights shall vest and become exercisable [in three substantially equal installments on the first three anniversaries of the Date of Grant].

STEPAN COMPANY

2022 EQUITY incentive compensation plan

APPRECIATION RIGHTS AGREEMENT

Stepan Company (the “Company”) has granted, pursuant to the Stepan Company 2022 Equity Incentive Compensation Plan (the “Plan”), to the Participant named in the Notice of Grant of Appreciation Rights (the “Grant Notice”) to which this Appreciation Rights Agreement is attached (together with the Grant Notice, this “Agreement”) the number of Appreciation Rights set forth in the Grant Notice, subject to the terms and conditions set forth in this Agreement.

1.
Certain Definitions. Capitalized terms used, but not otherwise defined, in this Agreement will have the meanings given to such terms in the Plan.
2.
Grant of Appreciation Rights. Subject to and upon the terms, conditions and restrictions set forth in this Agreement and in the Plan, the Company has granted to the Participant, as of the Date of Grant, the number of Appreciation Rights set forth in the Grant Notice (the “SARs”) at the Base Price specified therein. The Base Price represents at least the Market Value per Share on the Date of Grant.
3.
Vesting of SARs.
(a)
The SARs shall vest and become exercisable (“Vest,” or “Vested”) as set forth in the Grant Notice if the Participant remains continuously employed by the Company or a Subsidiary in accordance with the Vesting Schedule set forth in the Grant Notice (the period from the Date of Grant until the last vesting date of the Vesting Schedule, the “Vesting Period”).
(b)
Any portion of the SARs that does not become Vested will be forfeited, including if the Participant ceases to be continuously employed by the Company or a Subsidiary prior to the end of the Vesting Period. For purposes of this Agreement, “continuously employed” (or substantially similar terms) means the absence of any interruption or termination of the Participant’s employment with the Company or a Subsidiary; provided, however, that the Participant’s employment shall not be considered interrupted or terminated if, immediately following the Participant’s service as an employee, the Participant continues providing services as a non‑employee Director or material services to the Company or a Subsidiary as a consultant. Continuous employment shall not be considered interrupted or terminated in the case of sick leave, military leave or any other leave of absence approved by the Company or in the case of transfers between locations of the Company and its Subsidiaries.
(c)
Notwithstanding Section 3(b), in the event that the Participant’s employment with the Company or a Subsidiary is terminated by the Company as a result of (i) the Participant becoming disabled or (ii) the Participant’s death, then in any such case, the SARs shall become fully Vested as of the date of the Participant’s termination of employment with the Company or a Subsidiary.

(d)
Notwithstanding Section 3(b), in the event that the Participant’s employment with the Company or a Subsidiary is terminated by the Participant due to retirement (as determined under the provisions of any qualified retirement plan that may be maintained by the Company or a Subsidiary), then a prorated portion (equal to (x) the product of (i) the number of SARs granted hereunder, multiplied by (ii) a fraction, the numerator of which is the number of whole months following the Date of Grant during which the Participant was employed by the Company or a Subsidiary, and the denominator of which is [thirty-six (36)], with the result then rounded up or down to the nearest whole number, minus (y) any SARs granted hereunder that have already vested) of the SARs shall become fully Vested as of the date of the Participant’s termination of employment with the Company or a Subsidiary.
4.
Right To Exercise; Termination of the SARs. Any portion of the SARs that becomes Vested in accordance with Section 3 shall remain exercisable until, and shall terminate on, the earliest of the following dates:
(a)
Three (3) months after the Participant’s employment with the Company is terminated for any reason, unless such termination of employment (i) is due to the Participant’s death, disability or retirement (as determined under the provisions of any qualified retirement plan that may be maintained by the Company or a Subsidiary) or (ii) is a result of a termination for Cause as described in Section 4(b); provided, however, that if there are no open trading days under the Company’s Insider Trading Policy during such three (3) month post-termination exercise period, then such exercise period shall be extended by an additional thirty (30) days (subject to Sections 4(c) and 4(d) below);
(b)
The date of termination of the Participant’s employment by the Company or any Subsidiary for Cause;
(c)
The SAR Expiration Date set forth in the Grant Notice; or
(d)
Ten (10) years from the Date of Grant.

For the avoidance of doubt, any portion of the SARs that remains outstanding, whether or not Vested, will terminate immediately on the tenth anniversary of the Date of Grant.

5.
Exercise of SARs. To the extent exercisable, the SARs may be exercised in whole or in part from time to time by the Participant giving written notice to the Company or its third party administrator specifying the number of SARs with respect to which the Participant elects to exercise such right and the exercise date. Upon exercise, the SARs will be settled in a number of Common Shares equal in value to the excess of the fair market value per Common Share on the date of exercise over the Base Price, multiplied by the number of SARs exercised. An exercise may be disallowed if, as determined by the Company, it is not made in compliance with any applicable provisions of the Company’s Insider Trading Policy as in effect from time to time. For the avoidance of doubt, in no event shall the Participant be entitled to receive payment for the SARs in any form other than Common Shares, and under no circumstance shall the Participant be entitled to receive a cash payment or any other security under this Agreement.

6.
Transferability, Binding Effect. Subject to Section 15 of the Plan, the SARs are not transferable by the Participant otherwise than by will or the laws of descent and distribution, and in no event shall the SARs be transferred for value.
7.
No Dividend Equivalents. The Participant shall not be entitled to dividends or dividend equivalents with respect to the SARs or the Common Shares underlying the SARs until such Common Shares are issued after the exercise of the SARs (or a portion thereof).
8.
Adjustments. The number of Common Shares issuable subject to the SARs and the other terms and conditions of the grant evidenced by this Agreement are subject to mandatory adjustment, including as provided in Section 11 of the Plan.
9.
Taxes and Withholding. To the extent that the Company or any Subsidiary is required to withhold federal, state, local or foreign taxes or other amounts in connection with the delivery to the Participant of Common Shares or any other payment to the Participant or any other payment or vesting event under this Agreement, the Participant agrees that the Company will withhold or collect from the Participant any taxes required to be withheld by the Company under federal, state, local or foreign law as a result of the payment of the SARs, including by withholding and retaining a portion of the Common Shares to be delivered to the Participant upon the payment of such SARs under this Agreement (which share withholding, for any “officers” (for purposes of Section 16 of the Exchange Act), will be the method of withholding unless otherwise determined by the Committee). In any event, it shall be a condition to the obligation of the Company to make any such delivery or payment that the Participant make arrangements satisfactory to the Company for payment of such taxes or other amounts required to be withheld. Any Common Shares retained by the Company as set forth above shall be credited against any such withholding requirement at the fair market value of the Common Shares on the date of such delivery. In no event will the total fair market value of the Common Shares to be withheld and/or delivered pursuant to this Section 9 to satisfy applicable withholding taxes exceed the maximum amount of taxes or other amounts that could be required to be withheld. Notwithstanding any other provision of this Agreement, the Company shall not be obligated to guarantee any particular tax result for the Participant with respect to any payment provided to the Participant hereunder, and the Participant shall be responsible for any taxes imposed on the Participant with respect to any such payment.
10.
Compliance with Law. The Company shall make reasonable efforts to comply with all applicable federal and state securities laws; provided, however, notwithstanding any other provision of the Plan and this Agreement, the Company shall not be obligated to issue any Common Shares pursuant to this Agreement if the issuance thereof would result in a violation of any such law. The SARs shall not be exercisable if such exercise would involve a violation of any law.
11.
No Right to Future Awards or Employment. The Appreciation Rights award is a voluntary, discretionary award being made on a one-time basis and it does not constitute a commitment to make any future awards. The Appreciation Rights award and any related payments made to the Participant will not be considered salary or other compensation for purposes of any severance pay or similar allowance, except as otherwise required by law. Nothing contained in this Agreement will confer upon the Participant any right to be employed or remain employed by the Company or any of its Subsidiaries, nor limit or affect in any manner the right of the Company or any of its Subsidiaries to terminate the Participant’s employment or adjust the compensation of the Participant.
12.
Relation to Other Benefits. Any economic or other benefit to the Participant under this Agreement or the Plan shall not be taken into account in determining any benefits to which the Participant may be entitled under any profit-sharing, retirement or other benefit or compensation plan maintained by the Company or any of its Subsidiaries and shall not affect the amount of any life insurance coverage available to any beneficiary under any life insurance plan covering employees of the Company or any of its Subsidiaries.
13.
Amendments. Any amendment to the Plan shall be deemed to be an amendment to this Agreement to the extent that the amendment is applicable hereto; provided, however, that no amendment shall adversely affect the Participant’s rights with respect to the SARs without the Participant’s consent, and the Participant’s consent shall not be required to an amendment that is deemed necessary by the Company to ensure compliance with Section 10D of the Exchange Act.
14.
Severability. In the event that one or more of the provisions of this Agreement shall be invalidated for any reason by a court of competent jurisdiction, any provision so invalidated shall be deemed to be separable from the other provisions hereof, and the remaining provisions hereof shall continue to be valid and fully enforceable.
15.
Relation to Plan. The SARs granted under this Agreement and all of the terms and conditions hereof are subject to all of the terms and conditions of the Plan. In the event of any inconsistency between this Agreement and the Plan, the terms of the Plan will govern. The Committee acting pursuant to the Plan, as constituted from time to time, shall, except as expressly provided otherwise herein or in the Plan, have the right to determine any questions which arise in connection with this Agreement.
16.
Recoupment. The SARs and any related benefit or compensation under this Agreement is subject to the applicable recoupment, recapture, clawback or recovery policy of the Company as adopted by the Board or the Committee and in effect from time to time. In addition, this Agreement may be amended at any time and from time to time by the Company without the consent or written agreement of the Participant to the extent necessary to comply with any recoupment, recapture, clawback or recovery policy of the Company adopted by the Board or the Committee to comply with Section 10D of the Exchange Act and any applicable rules or regulations promulgated by the Securities and Exchange Commission or any national securities exchange or national securities association on which the Stock may then be traded, as reasonably determined by the Board or the Committee in its sole discretion.
17.
Electronic Delivery. The Company may, in its sole discretion, deliver any documents related to the SARs and the Participant’s participation in the Plan, or future awards that may be granted under the Plan, by electronic means or request the Participant’s consent to participate in the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and, if requested, agrees to participate in the Plan through an online or electronic system established and maintained by the Company or another third party designated by the Company.

18.
Governing Law. This Agreement shall be governed by and construed with the internal substantive laws of the State of Delaware, without giving effect to any principle of law that would result in the application of the law of any other jurisdiction.
19.
Successors and Assigns. Without limiting Section 6 hereof, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, administrators, heirs, legal representatives and assigns of the Participant, and the successors and assigns of the Company.
20.
Acknowledgement. The Participant acknowledges that the Participant (a) has received a copy of the Plan, (b) has had an opportunity to review the terms of this Agreement and the Plan, (c) understands the terms and conditions of this Agreement and the Plan and (d) agrees to such terms and conditions.
21.
Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have executed this Agreement on the day and year indicated below.

STEPAN COMPANY

By:

Name:

Title:

Date:

Participant Acknowledgment and Acceptance

By:

Name:

Date: